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Officers' Power of Attorney

City of Minneapolis

State of Minnesota

Each of the undersigned, as officers of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange
Commission:

                                                  1933 Act           1940 Act
                                                  Reg. Number        Reg. Number

AXP Bond Fund, Inc.                               2-51586            811-2503
AXP California Tax-Exempt Trust                   33-5103            811-4646
AXP Discovery Fund, Inc.                          2-72174            811-3178
AXP Equity Select Fund, Inc.                      2-13188            811-772
AXP Extra Income Fund, Inc.                       2-86637            811-3848
AXP Federal Income Fund, Inc.                     2-96512            811-4260
AXP Global Series, Inc.                           33-25824           811-5696
AXP Growth Series, Inc.                           2-38355            811-2111
AXP High Yield Tax-Exempt Fund, Inc.              2-63552            811-2901
AXP International Fund, Inc.                      2-92309            811-4075
AXP Investment Series, Inc.                       2-11328            811-54
AXP Variable Portfolio-Investment Series, Inc.    2-73115            811-3218
AXP Variable Portfolio-Managed Series, Inc.       2-96367            811-4252
AXP Variable Portfolio-Money Market Series, Inc.  2-72584            811-3190
AXP Variable Portfolio-Income Series, Inc.        2-73113            811-3219
AXP Managed Series, Inc.                          2-93801            811-4133
AXP Market Advantage Series, Inc.                 33-30770           811-5897
AXP Money Market Series, Inc.                     2-54516            811-2591
AXP New Dimensions Fund, Inc.                     2-28529            811-1629
AXP Precious Metals Fund, Inc.                    2-93745            811-4132
AXP Progressive Fund, Inc.                        2-30059            811-1714
AXP Selective Fund, Inc.                          2-10700            811-499
AXP Special Tax-Exempt Series Trust               33-5102            811-4647
AXP Stock Fund, Inc.                              2-11358            811-498
AXP Strategy Series, Inc.                         2-89288            811-3956
AXP Tax-Exempt Series, Inc.                       2-57328            811-2686
AXP Tax-Free Money Fund, Inc.                     2-66868            811-3003
AXP Utilities Income Fund, Inc.                   33-20872           811-5522

hereby constitutes and appoints the other as his attorney-in-fact and agent, to sign for him in his name, place and stead any and all further amendments to said registration statement filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

     Dated the 13th day of January, 2000.

/s/ Arne H. Carlson                          /s/ Leslie L. Ogg
Arne H. Carlson                              Leslie L. Ogg

/s/ John R. Thomas                           /s/ Peter J. Anderson
John R. Thomas                               Peter J. Anderson

/s/ Frederick C. Quirsfeld                   /s/ John M. Knight
Frederick C. Quirsfeld                       John M. Knight